Exhibit 99.1

Contacts:
Eric Nierenberg	Nicholas Manganaro
Charles River Associates	Sharon Merrill Advisors
investor@crai.com	crai@investorrelations.com
617-425-3020	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2026
Record Revenue Drives Company’s Best-Ever Second Quarter Results

Company Increases Revenue Guidance and Reaffirms Profit Margin Guidance for Full-Year Fiscal 2026

BOSTON, August 6, 2026 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal second quarter ended July 4, 2026.

“Continued momentum in the business and demand for our services drove CRA’s quarterly revenue to $210.8 million, representing 12.8% year-over-year growth,” said Paul Maleh, CRA’s President and Chief Executive Officer. “This record top-line performance translated into the highest second quarter profits in the company’s history as measured by net income, earnings per diluted share and EBITDA.”

“Broad-based contributions fueled the quarter’s strong performance, with eight practices growing year over year. Six practices—Energy, Finance, Forensic Services, Intellectual Property, Life Sciences, and Risk, Investigations & Analytics—posted double-digit revenue growth, while the Antitrust & Competition Economics practice posted a new high for quarterly revenue. This strong practice performance reflected contributions across our portfolio, with Legal & Regulatory offerings growing 10.1% year over year and Management Consulting services increasing 25.5%. We also expanded across our geographies, with North American operations increasing revenue by 8.7% and international operations growing 32.9% year over year.”

Highlights for Second Quarter Fiscal 2026
•Revenue grew 12.8% year over year to $210.8 million.
•Utilization was 77% and quarter-end headcount increased 3.3% year over year.
•Net income increased 11.4% year over year to $13.5 million, or 6.4% of revenue, compared with $12.1 million, or 6.5% of revenue, in the second quarter of fiscal 2025; non-GAAP net income increased 9.0% year over year to $13.9 million, or 6.6% of revenue, compared with $12.7 million, or 6.8% of revenue, in the second quarter of fiscal 2025.
•Earnings per diluted share increased 17.3% year over year to $2.10 from $1.79 in the second quarter of fiscal 2025; non-GAAP earnings per diluted share increased 14.9% year over year to $2.16 from $1.88 in the second quarter of fiscal 2025.
•Non-GAAP EBITDA increased 15.3% to $26.8 million, or 12.7% of revenue, compared with $23.3 million, or 12.4% of revenue, in the second quarter of fiscal 2025.
•On a constant currency basis relative to the second quarter of fiscal 2025, revenue would have been lower by $0.4 million, while GAAP net income, and earnings per diluted share would have remained unchanged. Non-GAAP net income would have been lower by $0.1 million, while non-GAAP earnings per diluted share and non-GAAP EBITDA would have remained unchanged.
•CRA returned $31.4 million of capital to its shareholders, consisting of $3.6 million of dividend payments and $27.8 million for share repurchases of approximately 193,000 shares at an average price of $144 per share.
Management Commentary and Financial Guidance
“Through the first two quarters of fiscal 2026, on a constant currency basis relative to fiscal 2025, CRA generated total revenue of $408.8 million and non-GAAP EBITDA of $49.7 million, achieving a margin of 12.2%. These revenue and profit dollars represent the highest first-half performance in CRA’s history,” said Maleh. “Reflecting the strong start to the year, we are raising our revenue guidance and reaffirming our profit margin guidance. For full-year fiscal 2026, on a constant currency basis relative to fiscal 2025, we expect revenue in the range of $805 million to $820 million and non-GAAP EBITDA margin in the range of 12.0% to 13.0%. This new revenue guidance compares with a prior range of $785 million to $805 million.”

“We expect that the constant currency adjustment will decrease CRA’s reported annual revenue by approximately $2.5 million and will decrease CRA’s reported annual EBITDA by less than $250,000 for fiscal 2026. As previously reported, non-cash forgivable loan amortization, which is reflected as an expense when presenting EBITDA metrics, is expected to increase in fiscal 2026 by approximately $15 million, reflecting investments in talent to drive profitable growth. Finally, as a reminder, fiscal 2026 returns to CRA’s typical 52-week year, whereas fiscal 2025 contained an extra week in the fourth quarter and resulted in a 53-week year. We are encouraged by the strong start to the year, and by supportive market trends, and a continued replenishing of our sales pipeline. Of course, we remain mindful that evolving geopolitical, global macroeconomic, and business conditions can affect our business.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty and without unreasonable effort: (i) unusual gains or charges, foreign currency exchange rates and the resulting effect of these items on CRA’s taxes and (ii) the impact of equity awards on CRA’s taxes. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this press release is provided in the financial tables at the end of this press release.
Credit Facility
On August 6, 2026, CRA announced the successful refinancing to increase and extend its existing credit facility as it approached the final year before maturity. The expanded facility will run for five years with an aggregate principal amount of up to $400 million, consisting of a $75 million term loan and a $325 million revolving credit facility. The revolving credit facility includes a seasonal flex that provides CRA with the option to reduce the facility by $75 million during periods when working capital demands are typically lower.
Quarterly Dividend
On August 6, 2026, CRA announced a quarterly cash dividend of $0.57 per common share, payable on September 14, 2026 to shareholders of record as of August 25, 2026. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its second-quarter 2026 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO, Eric Nierenberg, under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered each quarter to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Instagram, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this press release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP earnings per diluted share, non‑GAAP EBITDA and non-GAAP EBITDA margin. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.

As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. Non-GAAP net income and non-GAAP earnings per diluted share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. This press release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. On a constant currency basis for the fiscal year-to-date period ended July 4, 2026 relative to the fiscal year-to-date period ended June 28, 2025, revenue and non-GAAP EBITDA would have been lower by $3.0 million and $0.3 million, respectively.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this press release. The financial measures identified in this press release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA, non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Securities Exchange Act of 1934, as amended. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2026 on a constant currency basis relative to fiscal 2025, as well as our actual non-cash forgivable loan amortization, could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry-specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; the development and use of artificial intelligence; our ability to attract and retain key employees or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; financing risks, including the availability of, and costs associated with, sources of liquidity; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
JULY 4, 2026 COMPARED TO JUNE 28, 2025
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 4, 2026	As a % of Revenue	June 28, 2025	As a % of Revenue	July 4, 2026	As a % of Revenue	June 28, 2025	As a % of Revenue
Revenues	$210,815	100.0%	$186,878	100.0%	$411,790	100.0%	$368,729	100.0%
Costs of services (exclusive of depreciation and amortization)	148,734	70.6%	128,542	68.8%	293,762	71.3%	248,896	67.5%
Selling, general and administrative expenses	35,259	16.7%	35,079	18.8%	69,784	16.9%	67,617	18.3%
Depreciation and amortization	3,281	1.6%	3,530	1.9%	6,672	1.6%	6,941	1.9%
Income from operations	23,541	11.2%	19,727	10.6%	41,572	10.1%	45,275	12.3%

Interest expense, net	(2,954)	-1.4%	(1,796)	-1.0%	(3,965)	-1.0%	(2,225)	-0.6%
Foreign currency gains (losses), net	(467)	-0.2%	(815)	-0.4%	(88)	—%	(1,290)	-0.3%
Income before provision for income taxes	20,120	9.5%	17,116	9.2%	37,519	9.1%	41,760	11.3%
Provision for income taxes	6,612	3.1%	4,994	2.7%	12,879	3.1%	11,636	3.2%
Net income	$13,508	6.4%	$12,122	6.5%	$24,640	6.0%	$30,124	8.2%

Net income per share:
Basic	$2.13		$1.81		$3.84		$4.47
Diluted	$2.10		$1.79		$3.79		$4.42

Weighted average number of shares outstanding:
Basic	6,348		6,694		6,430		6,734
Diluted	6,407		6,753		6,498		6,807

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
JULY 4, 2026 COMPARED TO JUNE 28, 2025
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 4, 2026	As a % of Revenue	June 28, 2025	As a % of Revenue	July 4, 2026	As a % of Revenue	June 28, 2025	As a % of Revenue
Revenues	$210,815	100.0%	$186,878	100.0%	$411,790	100.0%	$368,729	100.0%

Net income	$13,508	6.4%	$12,122	6.5%	$24,640	6.0%	$30,124	8.2%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Restructuring and other (1)(2)	—	—%	—	—%	1,759	0.4%	(4,170)	-1.1%
Foreign currency (gains) losses, net	467	0.2%	815	0.4%	88	—%	1,290	0.3%
Tax effect on adjustments(1)	(107)	-0.1%	(214)	-0.1%	479	0.1%	733	0.2%
Non-GAAP net income	$13,868	6.6%	$12,723	6.8%	$26,966	6.5%	$27,977	7.6%

Non-GAAP net income per share:
Basic	$2.19		$1.90		$4.20		$4.15
Diluted	$2.16		$1.88		$4.14		$4.10

Weighted average number of shares outstanding:
Basic	6,348		6,694		6,430		6,734
Diluted	6,407		6,753		6,498		6,807

(1) Fiscal year-to-date period ended July 4, 2026 includes cash severance of $1.6 million and non-cash charges of $1.0 million associated with portfolio optimization actions.
(2) Fiscal year-to-date period ended June 28, 2025 includes $1.2 million of restructuring charges, net of the reversal of $5.4 million of non-cash charges associated with a previously recorded performance award.

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
JULY 4, 2026 COMPARED TO JUNE 28, 2025
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 4, 2026	As a % of Revenue	June 28, 2025	As a % of Revenue	July 4, 2026	As a % of Revenue	June 28, 2025	As a % of Revenue
Revenues	$210,815	100.0%	$186,878	100.0%	$411,790	100.0%	$368,729	100.0%

Net income	$13,508	6.4%	$12,122	6.5%	$24,640	6.0%	$30,124	8.2%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Restructuring and other (1)(2)	—	—%	—	—%	1,759	0.4%	(4,170)	-1.1%
Foreign currency (gains) losses, net	467	0.2%	815	0.4%	88	—%	1,290	0.3%
Tax effect on adjustments(1)	(107)	-0.1%	(214)	-0.1%	479	0.1%	733	0.2%
Non-GAAP net income	$13,868	6.6%	$12,723	6.8%	$26,966	6.5%	$27,977	7.6%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	$2,954	1.4%	$1,796	1.0%	$3,965	1.0%	$2,225	0.6%
Provision for income taxes	6,719	3.2%	5,208	2.8%	12,400	3.0%	10,903	3.0%
Depreciation and amortization	3,281	1.6%	3,530	1.9%	6,672	1.6%	6,941	1.9%
Non-GAAP EBITDA	$26,822	12.7%	$23,257	12.4%	$50,003	12.1%	$48,046	13.0%

(1) Fiscal year-to-date period ended July 4, 2026 includes cash severance of $1.6 million and non-cash charges of $1.0 million associated with portfolio optimization actions.
(2) Fiscal year-to-date period ended June 28, 2025 includes $1.2 million of restructuring charges, net of the reversal of $5.4 million of non-cash charges associated with a previously recorded performance award.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	July 4, 2026	January 3, 2026
Assets
Cash and cash equivalents	$21,442	$18,210
Accounts receivable and unbilled services, net	271,699	248,862
Other current assets	45,834	36,057
Total current assets	338,975	303,129

Property and equipment, net	34,917	36,713
Goodwill and intangible assets, net	99,506	100,404
Right-of-use assets	69,370	76,132
Other assets	135,709	112,495
Total assets	$678,477	$628,873

Liabilities and Shareholders’ Equity
Accounts payable	$25,217	$30,177
Accrued expenses	138,776	223,460
Current portion of lease liabilities	17,695	17,223
Revolving line of credit	219,000	34,000
Other current liabilities	14,520	25,169
Total current liabilities	415,208	330,029
Non-current portion of lease liabilities	66,956	76,009
Other non-current liabilities	14,465	9,237
Total liabilities	496,629	415,275

Total shareholders’ equity	181,848	213,598
Total liabilities and shareholders’ equity	$678,477	$628,873

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	July 4, 2026	June 28, 2025
Operating activities:
Net income	$24,640	$30,124
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	20,978	17,709
Accounts receivable and unbilled services	(23,636)	(11,371)
Working capital items, net	(140,295)	(110,604)
Net cash used in operating activities	(118,313)	(74,142)

Investing activities:
Purchases of property and equipment, net	(4,295)	(2,163)
Net cash used in investing activities	(4,295)	(2,163)

Financing activities:
Borrowings under revolving line of credit	257,500	132,000
Repayments under revolving line of credit	(72,500)	(12,000)
Tax withholding payments reimbursed by shares	(2,135)	(2,809)
Cash dividends and dividend equivalents paid	(7,438)	(6,858)
Repurchase of common stock	(49,303)	(43,150)
Net cash provided by financing activities	126,124	67,183

Effect of foreign exchange rates on cash and cash equivalents	(284)	1,859

Net increase (decrease) in cash and cash equivalents	3,232	(7,263)
Cash and cash equivalents at beginning of period	18,210	26,711
Cash and cash equivalents at end of period	$21,442	$19,448

Noncash investing and financing activities:
Decrease in accounts payable and accrued expenses for property and equipment	$(128)	$(585)
Excise tax on share repurchases	$(462)	$(388)
Right-of-use assets obtained in exchange for lease obligations	$885	$7,808
Supplemental cash flow information:
Cash paid for taxes	$10,212	$14,854
Cash paid for interest	$3,057	$1,670
Cash paid for amounts included in operating lease liabilities	$11,640	$11,515